THE DIANA CORPORATION
8200 West Brown Deer Road, Suite 200
Milwaukee, WI 53223



                                        For Further Information
                                        Contact:
                                        Richard Y. Fisher
                                        (414) 355-0037, Ext. 202




Milwaukee, WI, February 28, 1996; The Diana Corporation (NYSE-DNA) announced that its indirect subsidiary, Atlanta Provision Company, executed an agreement to sell for cash substantially all its assets and business. Atlanta Provision Company is engaged in the meat and seafood distribution business. The agreement with the buyer terminates unless a closing occurs prior to March 15, 1996.
Because the buyer is dependent upon financing, no assurance can be given that the transaction will occur.

The Company has a policy that it does not comment on unusual activity in its stock.

The Diana Corporation, through its subsidiaries, is a manufacturer of technologically advanced central office telecommunications equipment for use in public switched telephone networks and for private data networks; a leading provider of telecommunications equipment to IXC's, LEC's, systems integrators, and interconnect companies; and a value-added distributor of customer premise equipment used in digital networks for the integrated voice and data communications.

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THE DIANA CORPORATION
8200 West Brown Deer Road, Suite 200
Milwaukee, WI 53223



                                        For Further Information
                                        Contact:
                                        Richard Y. Fisher
                                        (414) 355-0037, Ext. 202


       THE DIANA CORPORATION (NYSE-DNA) ANNOUNCES AGREEMENT EXTENSION

Milwaukee, WI, March 14, 1996; On February 28, 1996 The Diana Corporation (NYSE-DNA) announced that its indirect subsidiary, Atlanta Provision Company, executed an agreement to sell for cash substantially all its assets and business. Atlanta Provision Company is engaged in the meat and seafood distribution business. The agreement with the buyer, which was to close prior to March 15, 1996, has been extended for approximately two weeks.

The Diana Corporation, through its subsidiaries, is a manufacturer of technologically advanced central office telecommunications equipment for use in public switched telephone networks and for private data networks; a leading provider of telecommunications equipment to IXC's, LEC's, systems integrators, and interconnect companies; and a value-added distributor of customer premise equipment used in digital networks for the integrated voice and data communications.